UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2013

First Midwest Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois (Address of principal executive offices)		60143 (Zip Code)
(630) 875-7450 (Registrant's telephone number, including area code) N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

(a)
The Company held its Annual Meeting of Stockholders on May 14, 2013 (“Annual Meeting”).  A total of 67,784,457 shares of common stock of the Company were represented in person or by proxy at the Annual Meeting, which represented appoximately 90.17% of the Company’s total outstanding shares of common stock.

(b)	At the Annual Meeting, stockholders voted on the matters set forth below.

Item 1 – Election of Directors.  All of the nominees for election to the Company’s Board of Directors were elected, each for a three-year term, upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Brother James Gaffney Patrick J. McDonnell Michael L. Scudder John L. Sterling J. Stephen Vanderwoude	59,189,222 59,298,402 59,573,276 59,055,534 59,146,458	3,890,306 3,618,810 3,489,483 3,977,176 3,886,402	7,529 169,845 24,298 54,347 54,197	4,697,400 4,697,400 4,697,400 4,697,400 4,697,400

Item 2 – Appointment of Independent Registered Public Accounting Firm.  The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified (advisory vote), upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
66,903,303	845,716	35,438	-0-

Item 3 – Advisory Vote on the Company’s Executive Compensation.  The compensation paid by the Company to its named executive officers was approved on an advisory basis, upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,100,240	4,769,666	217,151	4,697,400

Item 4 – Amendments to the Company’s Omnibus Stock and Incentive Plan. The amendments to the Company’s Omnibus Stock and Incentive Plan were approved, upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,791,632	1,754,863	540,562	4,697,400

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Midwest Bancorp, Inc.
(Registrant)

Date: May 17, 2013	/s/ NICHOLAS J. CHULOS
By: Nicholas J. Chulos Executive Vice President, Corporate Secretary and General Counsel